Execution Version
CONFIDENTIAL

April 8, 2022

AT&T Inc.
208 S. Akard St.
Dallas, Texas 75202
Attention:     SVP – Corporate Strategy and Development
        Senior Executive Vice President and General Counsel

Discovery, Inc.
230 Park Avenue South
New York, NY 10003
Attention:     Bruce Campbell

Re:     Certain Additional Regulatory Approvals

    Reference is made to (i) that certain Agreement and Plan of Merger, dated as of May 17, 2021 (as amended by Amendment No. 1, dated as of November 18, 2021, the “Merger Agreement”), by and among AT&T Inc., a Delaware corporation (“Remainco”), Magallanes, Inc., a Delaware corporation and a wholly owned subsidiary of Remainco (“Spinco”), Discovery, Inc., a Delaware corporation (“RMT Partner”), and Drake Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of RMT Partner (“Merger Sub”), (ii) that certain letter agreement re: Regulatory Approvals, dated as of July 1, 2021 (the “First Regulatory Approvals Letter”), between Remainco and RMT Partner, (iii) that certain letter agreement re: Regulatory Approvals, dated as of July 7, 2021 (the “Second Regulatory Approvals Letter”) between Remainco and RMT Partner and (iv) that certain Waiver and Side Letter Agreement, dated as of March 29, 2022 (the “Waiver and Side Letter Agreement”), by and among AT&T, Spinco, Discovery and Merger Sub. Capitalized terms used but not defined in this waiver and side letter agreement (this “Letter Agreement”) shall have the meanings given to them in the Merger Agreement.

    Remainco, Spinco, RMT Partner and Merger Sub hereby mutually agree as follows:

1.Section 9.1(d) of the Spinco Disclosure Letter. Notwithstanding anything to the contrary contained in the Merger Agreement, Spinco Disclosure Letter or any other agreement, Section 9.1(d) (Regulatory Approvals) of the Spinco Disclosure Letter, as modified by the First Regulatory Approvals Letter, the Second Regulatory Approvals Letter and the Waiver and Side Letter, is hereby amended to remove the regulatory approvals for (i) India, South Africa and the United Kingdom under Part A (Foreign Direct Investment), (ii) Argentina under Part B (Antitrust/Competition) and (iii) Chile under Section 1 of Part D (Other Regulatory).
    This Letter Agreement shall be effective as of the date first written above following the execution of this Letter Agreement by the parties hereto. Each of the parties represents that it has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute, deliver and perform its obligations under this Letter Agreement. This Letter Agreement shall be deemed incorporated into, and form a part of, the Merger Agreement and have the same legal validity and effect as the Merger Agreement. Except as specifically provided in this Letter Agreement, the First Regulatory Approvals Letter, the Second Regulatory Approvals Letter and the Waiver and Side Letter, the Merger Agreement shall remain in full force and effect. This Letter Agreement is limited precisely as drafted and shall not constitute a modification, acceptance or waiver of any other provision of the Merger Agreement.

    The provisions of Sections 11.2 (Modification or Amendment; Waiver), 11.3 (Counterparts), 11.4 (Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury), 11.5 (Specific Performance), 11.13 (Severability) and 11.16 (Interpretation and Construction) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

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    IN WITNESS WHEREOF, this Letter Agreement has been duly executed and delivered by duly authorized officers of the parties to this Letter Agreement as of the date first written above.

AT&T INC.
By:_/s/ Stephen A. McGaw________
Name: Stephen A. McGaw
Title: Senior Vice President, Corporate
Strategy and Development

MAGALLANES, INC.
By: _/s/ Stephen A. McGaw________
Name: Stephen A. McGaw
Title: President

DISCOVERY, INC.
By:_/s/ Bruce Campbell___________
Name: Bruce Campbell
Title: Chief Development, Distribution
& Legal Officer

DRAKE SUBSIDIARY, INC.
By:_/s/ Bruce Campbell___________
Name: Bruce Campbell
Title: Chief Development, Distribution
& Legal Officer

[Signature page to Letter Agreement (Regulatory)]